Exhibit 23.2

Consent of Independent Auditors

We consent to the use of our report dated January 31, 2003, with respect to the consolidated financial statements of Lexecon, Inc. included in the Current Report on Form 8-K/A of FTI Consulting, Inc. dated February 10, 2004, which is incorporated by reference in the Registration Statements (Form S-8 Nos. 333-19251, 333-30173, 333-30357, 333-32160, 333-64050, 333-92384 and

333-105741) pertaining to various stock option and employee stock purchase plans of FTI Consulting, Inc., all filed with the Securities and Exchange Commission.

ERNST & YOUNG LLP

Providence, Rhode Island

February 6, 2004